                                                                 EXHIBIT 10.21

                      GREYLANDS BUSINESS PARK, PHASE 2

                                     AND

                                 EBAY, INC.

                                    LEASE


                              SUMMARY OF LEASE

                      GREYLANDS BUSINESS PARK, PHASE 2

1.   DATE OF LEASE:



2.   LANDLORD:                    Greylands Business Park, Phase 2
                                  3945 Freedom Circle, Suite 640
                                  Santa Clara, California  95054



3.   TENANT:                      eBay, Inc.



4.   PREMISES:                    2125 Hamilton Avenue and
                                  2145 Hamilton Avenue
                                  San Jose, California



5.   SQUARE FEET:                 103,058 sq. ft.



6.   PERMITTED USE:               See paragraph 1



7.   TERM:                        See paragraph 2



8.   RENT:                        See paragraphs 4 and 5



9.   SECURITY DEPOSIT:            See paragraph 4(e)



10.  PARKING SPACES PROVIDED:     See paragraph 15



11.  OTHER IMPORTANT PROVISIONS:  Early Access (paragraph 54)
                                  Capital Expenditures (paragraph 55)
                                  Satellite Dish (paragraph 56)
                                  First Right to Lease (paragraph 57)
                                  Option to Extend Term (paragraph 58)
                                  Tenant Improvement Allowance (paragraph 59)
                                  Consents
                                  Cross Default


12.  EXHIBITS:                    Exhibit A - Premises
                                  Exhibit B - Project
                                  Exhibit C - Signage
                                  Exhibit D - Tenant Work Letter
                                  Exhibit E - Hazardous Materials Disclosure

THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

                              TABLE OF CONTENTS

ITEM                                                                        PAGE
--------------------------------------------------------------------------------

1.   USE
2.   TERM
3.   POSSESSION
4.   MONTHLY RENT
5.   ADJUSTMENT OF BASIC RENT AND DIRECT EXPENSES
6.   RESTRICTION ON USE
7.   COMPLIANCE WITH LAWS
8.   ALTERATIONS
9.   REPAIR AND MAINTENANCE
10.  LIENS
11.  INSURANCE
12.  UTILITIES AND SERVICE
13.  TAXES AND OTHER CHARGES
14.  ENTRY BY LANDLORD
15.  COMMON AREA; PARKING
16.  DAMAGE BY FIRE; CASUALTY
17.  INDEMNIFICATION
18.  ASSIGNMENT AND SUBLETTING
19.  DEFAULT
20.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
21.  EMINENT DOMAIN
22.  NOTICE AND COVENANT TO SURRENDER
23.  TENANT'S QUITCLAIM
24.  HOLDING OVER
25.  SUBORDINATION
26.  CERTIFICATE OF ESTOPPEL
27.  SALE BY LANDLORD
28.  ATTORNMENT TO LENDER OR THIRD PARTY
29.  DEFAULT BY LANDLORD
30.  [INTENTIONALLY OMITTED]
31.  MEASUREMENT OF PREMISES
32.  ATTORNEY FEES
33.  SURRENDER
34.  WAIVER
35.  EASEMENTS; AIRSPACE RIGHTS
36.  RULES AND REGULATIONS
37.  NOTICES
38.  NAME
39.  GOVERNING LAW; SEVERABILITY
40.  DEFINITIONS
41.  TIME
42.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE
43.  ENTIRE AGREEMENT
44.  AUTHORITY
45.  RECORDING
46.  REAL ESTATE BROKERS
47.  EXHIBITS AND ATTACHMENTS
48.  ENVIRONMENTAL MATTERS
49.  SIGNAGE
50.  SUBMISSION OF LEASE
51.  PREMISES TAKEN "AS IS"
52.  ADDITIONAL RENT
53.  [INTENTIONALLY OMITTED]
54.  EARLY ACCESS
55.  CAPITAL EXPENDITURES
56.  SATELLITE DISH

57.  FIRST RIGHT TO LEASE
58.  OPTION TO EXTEND TERM
59.  TENANT IMPROVEMENTS
60.  CONSENTS
61.  CROSS                                                             DEFAULT

                      GREYLANDS BUSINESS PARK, PHASE 2

                                OFFICE LEASE
                                ------------

     THIS LEASE is made this 29th day of January 1999, by and between GREYLANDS BUSINESS PARK, PHASE 2, a California general partnership ("Landlord"), and EBAY, INC., a Delaware corporation ("Tenant").


                                 W I T N E S S E T H :

     Landlord leases to Tenant and Tenant leases from Landlord those certain premises outlined in red on Exhibit A (the "Premises"), which Premises are commonly known as 2125 Hamilton Avenue ("Building 2125") and 2145 Hamilton Avenue ("Building 2145"), San Jose, California, which Landlord and Tenant hereby agree consists of approximately one hundred three thousand fifty-eight (103,058) square feet with each building consisting of approximately 51,529 square feet. As used herein the term "Project" shall mean and include all of the land described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

     Tenant covenants, as a material part of the consideration of this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.


     1.   USE.  Subject to the restrictions contained in paragraph 6, Tenant
          ---
shall use the Premises for general office and research and development and other legal uses related to the operation of Tenant's business and consistent with operation of the Project as a first-class office/research and development project and shall not use or permit the Premises to be used for any other purpose.

     2.   TERM.
          ----

          (a) Commencement Expiration.  The term shall commence on the Lease
              -----------------------
Commencement Date (defined below) and end on the Lease Expiration Date (defined below) (unless sooner terminated as hereinafter provided). The "Lease Commencement Date" shall be the earlier of (i) April 15, 1999, (ii) substantial completion of the Building 2125 Tenant Improvements, or (iii) occupancy of Building 2125 or any part thereof by Tenant and/or Tenant's employees for purposes other than as permitted in paragraph 54 of this lease (regarding early access). The "Lease Expiration Date" shall be the date that is (i) five (5) years after the Building 2145 Expansion Date or (ii) five (5) years after the Lease Commencement Date if Tenant terminates this lease as to Building 2145 as provided in paragraph 2(b) below. For purposes of this lease, the "Building 2145 Expansion Date" shall be the date that is sixty (60) days after the date that Landlord tenders access to Building 2145 in accordance with paragraph 54 of this lease (regarding early access).

                                     1.

          (b) Failure to Deliver Building 2145.  Notwithstanding the above, if
              --------------------------------
Landlord is unable to tender possession of Building 2145 to Tenant by September 2, 1999 plus the number of days of delay caused by Tenant, or by force majeure (defined below), then Tenant as its sole remedy shall be entitled to a credit against the monthly rent first coming due and payable under this lease in the amount of $6,000.00 per day for each day of such delay in delivery of Building 2145 to Tenant beyond September 2, 1999 (as extended above, if applicable) and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession. Landlord shall not extend the lease of Building 2145 to Symbol Technologies, Inc. ("Symbol") beyond September 1, 1999 and in the event of a holdover by Symbol beyond September 1, 1999, Landlord shall diligently pursue its rights and remedies under the lease between Landlord and Symbol (as permitted by law) to expedite recovery of possession of Building 2145 by Landlord and delivery of possession thereof to Tenant as provided herein. For purposes of this lease, the term "force majeure" shall mean acts of God, strikes, lockouts, labor troubles, inability to procure labor or materials, fire, accident, riot, civil commotion, laws or regulations of general applicability, acts of any tenant or other third party (other than Symbol Technologies, Inc.), or any cause that is not due to Landlord's negligence or willful misconduct or any cause that is beyond Landlord's reasonable control.

          If Landlord's tender of Building 2145 is delayed beyond January 1, 2000, Tenant may terminate this lease with respect to Building 2145, by giving written notice of termination to Landlord on or before January 5, 2000. Upon such termination neither party shall have any further obligation to the other with respect to Building 2145 under this lease and Tenant shall not be entitled to any rent credit provided for above, but this lease shall continue in full force and effect as to Building 2125.

     3.   POSSESSION.  Tenant's inability or failure to take possession of
          ----------
Building 2125 when access is tendered by Landlord (including without limitation Tenant's failure to satisfy the conditions precedent to early access specified in paragraph 54 below) shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant's inability or failure to take possession of Building 2145 when access is tendered by Landlord shall not delay the Building 2145 Expansion Date. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, and legal and other professional fees. Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this lease.

     4.   MONTHLY RENT.
          ------------
          (a) Basic Rent.  Tenant shall pay to Landlord as basic rent for the
              ----------
Premises, in advance and subject to adjustment as provided in paragraph 5, the sum of One Hundred Five Thousand Six Hundred Thirty-Four and 45/100 Dollars ($105,634.45) on or before the first day of the first full calendar month of the

                                     2.

term and on or before the first day of each and every successive calendar month. Basic rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

          (b) Direct Expenses.  In addition to the above basic rent and as
              ---------------
additional rent, commencing on the Lease Commencement Date, Tenant shall pay to Landlord, subject to adjustment and reconciliation as provided in paragraph 5(b) of this lease, the sum of Twenty Thousand Six Hundred Eleven and 60/100 Dollars ($20,611.60) on or before the first day of the first full calendar month of the term and on the first day of each and every successive calendar month, said sum representing Tenant's estimated payment of its proportionate share of direct expenses as provided for in paragraph 5(b) of this lease. Payment for direct expenses for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such month.

          (c) Manner and Place of Payment.  All payments of basic rent and
              ---------------------------
direct expenses shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054, or to such other person or place as Landlord may from time to time designate in writing.

          (d) Advance Rent Payments.
              ---------------------

              (1)  First Month's Rent (Building 2125).   Concurrently with
                   ----------------------------------
Tenant's execution of this lease, Tenant shall deposit with Landlord the sum of One Hundred Twenty-Six Thousand Two Hundred Forty-Six and 05/100 Dollars ($126,246.05) to be applied against the basic rent and direct expenses for the first lease month of the term.

              (2)  First Month's Rent (Building 2145).  Within five (5) days
                   ----------------------------------
after the date that Landlord permits access by Tenant to Building 2145 as provided in paragraph 54 of this lease, Tenant shall deposit with Landlord the sum of One Hundred Twenty-Six Thousand Two Hundred Forty-Six and 05/100 Dollars ($126,246.05) to be applied against the basic rent and direct expenses applicable to Building 2145 for the first lease month after the Building 2145 Expansion Date.

          (e) Security Deposit.  Concurrent with Tenant's execution of this
              ----------------
lease, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of Five Hundred Thousand Dollars ($500,000) to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. The Letter of Credit shall be issued by a bank (the "L-C Bank") approved by Landlord and shall be in a form that is reasonably acceptable to Landlord. The L-C Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara County office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or

                                     3.

fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall be available by draft at sight, subject only to receipt by the bank of a notarized statement from Birk S. McCandless or Steven E. Sund or other authorized representative of Landlord requesting such draw and certifying that Landlord is entitled to make such draw in accordance with the terms of this lease. The Letter of Credit shall by its terms expire no sooner than September 1, 2000, provided that unless Tenant deposits with Landlord a cash security deposit of like amount as permitted below, said Letter of Credit shall be renewed by Tenant for successive periods of not less than one year each to and including the date that is thirty (30) days after the Lease Expiration Date of this lease. The bank's written renewal of the Letter of Credit shall in each case be delivered to Landlord not less than forty-five
(45) days prior to the expiration date of the then outstanding Letter of Credit. Tenant's failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than forty-five
(45) days prior to expiration of the Letter of Credit) and maintain such Letter of Credit, shall be a material breach of this lease unless Tenant delivers to Landlord a cash security deposit of like amount. The amount of the Letter of Credit shall be increased to One Million Dollars ($1,000,000) on or before September 1, 1999 unless the following criteria are satisfied as of August 1, 1999:

          1. Tenant's Market Cap has not been less than One Billion Four Hundred Million Dollars ($1,400,000,000) ($35/share) at any time during the previous three quarters.

          2. Tenant has at least Thirty Million Dollars ($30,000,000) of cash or cash equivalents (which shall be deemed to include high quality short-term investments).

If, on September 1, 2000 and on September 1 of each year thereafter, Tenant is not in default and no event shall have occurred which with the passing of time or the giving of notice or both would constitute a default, then upon each annual renewal the amount of the Letter of Credit shall be reduced for the upcoming year by $100,000 (or $200,000 if the original Letter of Credit is increased to $1,000,000 as provided above) each year upon renewal, but in no event shall the Letter of Credit be reduced to an amount which is less than Two Hundred Forty-Five Thousand Two Hundred Seventy-Eight and 04/100 Dollars ($245,278.04).

          If Tenant defaults in the performance of any provision of this lease to be performed by Tenant, including, without limitation, providing, renewing and maintaining the Letter of Credit as required above, or payment of rent or any other amounts due Landlord under this lease, Landlord may, without prejudice to any other remedy available to Landlord, immediately and without further notice draw down the entire amount of the Letter of Credit to be held by Landlord as a cash security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. If Tenant defaults with respect to any provision of this lease, including, but not limited to, the default that precipitated the draw on the Letter of Credit, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit

                                     4.

for the payment of any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other reasonable expense, loss or damage which Landlord may suffer by reason thereof. If any portion of said deposit is so used as specified above, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the expiration or termination of this lease, the security deposit or any balance thereof shall be returned to Tenant within fifteen (15) days after Tenant has vacated the Premises, subject to retention of a reasonable amount to pay for any damages still to be determined by Landlord; provided that the excess, if any, shall be returned to Tenant when such damages have been finally ascertained. In the event of termination of Landlord's interest in this lease, Landlord shall transfer said deposit to Landlord's successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

          (f) Application of Payments.  All payments received by Landlord from
              -----------------------
Tenant may be applied by Landlord in Landlord's sole discretion to the oldest payment obligation(s) owed by Tenant to Landlord or in such other order as Landlord determines in Landlord's sole and absolute discretion. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. Notwithstanding the above, Landlord's determination not to apply such payments to the oldest payment obligations first as specified above shall not constitute a waiver by Landlord with respect to Landlord's claims against Tenant for such prior payment obligation(s) of Tenant or Landlord's right to apply future payments to such prior payment obligation(s) of Tenant in such order as Landlord may determine in Landlord's sole and absolute discretion.

     5.   ADJUSTMENT OF BASIC RENT AND DIRECT EXPENSES.
          --------------------------------------------
          (a) Adjustments in Basic Rent.  The basic rent provided for in
              -------------------------
paragraph 4(a) shall be adjusted periodically and the monthly basic rent for each period shall be as set forth below:

          From the Lease Commencement Date
           through the date that is one day
           prior to the Building 2145
           Expansion Date                       $105,634.45 per month

          From the Building 2145 Expansion
           Date through March 14, 2000          $211,268.90 per month
          From March 15, 2000 through
           March 14, 2001                       $217,452.38 per month

          From March 15, 2001 through
           March 14, 2002                       $223,635.86 per month

                                     5.

          From March 15, 2002 through
           March 14, 2003                       $230,849.92 per month

          From March 15, 2003 through
           March 14, 2004                       $238,063.98 per month

          From March 15, 2004 through
           the Lease Expiration Date
           (specified in paragraph 2 above)     $245,278.04 per month

          However, if Tenant terminates its obligation to lease Building 2145 as provided in paragraph 2(b) above, the rent schedule for Building 2125 shall be as follows:

          From the Lease Commencement Date
           through March 14, 2000               $105,634.45 per month

          From March 15, 2000 through
           March 14, 2001                       $108,726.19 per month

          From March 15, 2001 through
           March 14, 2002                       $111,817.93 per month

          From March 15, 2002 through
           March 14, 2003                       $115,424.96 per month

          From March 15, 2003 through
           March 14, 2004                       $119,031.99 per month

          From March 15, 2004 through
           October 31, 2004                     $122,639.02 per month

          (b) Adjustments to Direct Expenses.  Commencing on the Lease
              ------------------------------
Commencement Date, Tenant's proportionate share of direct expenses of the Project shall be twenty-two and forty-two one-hundredths percent (22.42%) and Tenant's proportionate share of direct expenses of the Building 2125 shall be one hundred percent (100%) and Tenant's proportionate share of direct expenses of Building 2145 shall be zero percent (0%). Commencing on the Building 2145 Expansion Date Tenant's proportionate share of direct expenses shall be increased to the following percentages:

          Project:           44.85%
          Building 2125:    100.00%
          Building 2145:    100.00%

and Tenant's payment of its estimated share of direct expenses shall be increased to Fifty-Eight Thousand Seven Hundred Forty-Three and 06/100 Dollars ($58,743.06) per month.

                                     6.

          Tenant shall be required to pay to Landlord, as additional rent in accordance with paragraph 4(b) of this lease, Tenant's proportionate share of direct expenses for each calendar year (or portion thereof) during the term of this lease. Tenant's estimated share of the monthly direct expenses payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this lease. A written estimate of Tenant's monthly share of direct expenses for each succeeding calendar year shall be delivered to Tenant prior to the commencement of each such succeeding calendar year (or as soon as practicable thereafter). Tenant shall pay to Landlord in accordance with paragraph 4(b) of this lease its monthly share of direct expenses as reasonably estimated by Landlord. Landlord reserves the right to revise such written estimate during a calendar year if Landlord's actual or projected direct expenses shows an increase or decrease in excess of ten percent (10%) from that of an earlier written estimate delivered to Tenant, and if Landlord elects to revise the earlier estimate, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefor, and Tenant shall revise its payments accordingly. Statements of the actual direct expenses for the calendar year in which the term commences and for each succeeding calendar year (herein called "statement of actual direct expenses") shall be delivered to Tenant within one hundred twenty (120) days following the expiration of each such calendar year (or as soon as practicable thereafter). If the statement of actual direct expenses for any such calendar year shows that Tenant's proportionate share of actual direct expenses for the year is in excess of the aggregate amount Tenant has paid as direct expenses for that calendar year, Tenant shall pay such excess to Landlord within thirty (30) days after receipt of the statement of actual direct expenses. If Tenant fails to pay such excess amount due within said thirty (30) day period, Tenant shall pay an additional ten percent (10%) of the amount due as a penalty. In the event that any statement of actual direct expenses shall show that Tenant has paid Landlord an aggregate amount in excess of the actual direct expenses for the preceding calendar year and Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this lease at the time such statement of actual direct expenses is delivered, Landlord shall, at its option, promptly either refund such excess to Tenant or credit the amount thereof to the monthly direct expenses next becoming due from Tenant. The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of this lease. Upon written request of Tenant made within sixty (60) days of Tenant's receipt of the statement of actual direct expenses, Landlord shall provide to Tenant copies of documentation reasonably available to Landlord to support the amounts set forth in such statement.

          (c) Definition of Direct Expenses.  As used in this lease, "direct
              -----------------------------
expenses" shall include, but not be limited to, (i) real property taxes, assessments, and other costs identified as direct expenses in paragraph 13; (ii) insurance premiums and other costs identified as direct expenses in paragraph 11; (iii) the cost of all utilities and services including water, gas, and sewer charges, electricity, heat, air conditioning, refuse collection, and janitorial services identified as direct expenses in paragraph 12; (iv) the costs of operating and maintaining the Common Area (as defined in paragraph 15) identified as direct

                                     7.

expenses in paragraph 15, including, but not limited to, the landscaping, elevators, parking lots, paving, sidewalks, and security and exterminator services; (v) the costs and expenses of maintaining and repairing the Project identified as direct expenses in paragraph 9, including but not limited to, mechanical, electrical, plumbing and sewage systems, windows, glazing, gutters, downspouts, heating and ventilating and air conditioning systems, walls, floor coverings, roofs, structural elements, exterior walls, and the cost of maintenance contracts and supplies, materials, equipment and tools used in connection therewith; (vi) the cost of certain alterations identified as direct expenses in paragraph 8; (vii) amortization of such capital improvements having a useful life greater than one year as Landlord may have installed for the purpose of reducing operating costs and/or to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereafter in effect (the cost of such capital improvement shall equal Tenant's proportionate share of the fraction of the cost of such capital improvement equal to the remaining term of the lease over the useful life of such capital improvement); (viii) wages, salaries, employee benefits (including union benefits) and related expenses of all on-site and off-site personnel engaged in the operation, management and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto and all costs incurred to maintain a management office in or near the Project (including, without limitation, rental payments therefor or the reasonable rental value of the space so occupied); (ix) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project; (x) licenses, permits and inspection fees; (xi) a reasonable reserve for repairs and replacement of equipment used in the maintenance and operation of the Project; and (xii) all other reasonable operating costs incurred by Landlord in maintaining and operating the Project.

          (d) Exclusions from Direct Expenses.  Notwithstanding anything to the
              -------------------------------
contrary contained in this lease, the following shall not be included within direct expenses:

              (1) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project.

              (2) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

              (3)  Any depreciation on the Project.

              (4) Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided specifically for another tenant or occupant of the Project.

                                     8.

              (5) Costs incurred due to Landlord's violation of any terms or conditions of this lease or any other lease relating to the Project.

              (6) Management fees and/or overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid for comparable services had the services, supplies or materials been provided by unaffiliated parties of comparable skill, competence, stature, reputation and reliability on a competitive basis.

              (7) All interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease.

              (8) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by landlord.

              (9)  Advertising and promotional expenditures.

              (10) Costs of repairs and other work occasioned by fire, windstorm or other casualty to the extent covered by insurance.

              (11) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, this lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct.

              (12) Costs for sculpture, paintings or other objects of fine art exceeding $20,000 per item (and insurance thereon or extraordinary security in connection therewith).

              (13) Wages, salaries, or other compensation paid to any executive employees of Landlord or to Landlord's employees above the grade of Property Manager.

              (14) The cost of correcting any building code or other violations which were violations requiring correction prior to the Lease Commencement Date.

              (15) The cost of containing, removing or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any toxic or hazardous materials for which Tenant is not otherwise responsible under paragraph 48 of this lease.

              (16) Utilities and services applicable to the Premises and paid directly by Tenant.

     6.   RESTRICTION ON USE.  Tenant shall not do or permit to be done in or
          ------------------
about the Premises or the Project, nor bring or keep or permit to be brought or kept

                                     9.

in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises for sleeping, washing clothes, cooking (except for customary office use of microwave ovens) or in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area; provided that Tenant shall be permitted to construct a cafeteria or similar food service facility (as specified in Exhibit D-1) for use by Tenant's employees and their invitees (not the general public). Tenant shall not do anything on the Premises that will cause damage to the Project or the building in which the Premises are located and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or inside of the building proper where designated; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises.

     7.   COMPLIANCE WITH LAWS.  Tenant shall, in connection with its use and
          --------------------
occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises (subject to paragraph 8 below), (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the

                                     10.

Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect.

     8.   ALTERATIONS.  Tenant shall not make or suffer to be made any
          -----------
alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as "alterations") without (i) the prior written consent of Landlord, (ii) a valid building permit issued by the appropriate governmental authority and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Notwithstanding the foregoing, Tenant may make non-structural alterations costing less than Fifteen Thousand Dollars ($15,000) per project and costing, in the aggregate less than Thirty Thousand Dollars ($30,000) in any one lease year of the term without the prior written consent of Landlord, provided that Tenant promptly informs Landlord in writing of the nature of the alterations, the cost thereof and the contractor engaged or proposed to be engaged to perform such work, and provided further that all such work complies with clauses (ii) and (iii) above. Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules, regulations of federal, state, county, municipal and other governmental authorities. Any alteration, and the initial Tenant Improvements (specified in paragraph 59 herein), shall be deemed to belong to Tenant during the term of this lease and Tenant shall have the right to finance such alterations and initial Tenant Improvements. Upon expiration or upon termination any alteration made by Tenant (excluding moveable furniture and trade fixtures) shall become a part of the Premises and belong to Landlord. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, window covering and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the building in which the Premises are a part, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures and, subject to Landlord's right to require removal and restoration as specified herein, shall remain upon and be surrendered with the Premises at the termination of the lease.

          If Landlord consents to the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose (not to be unreasonably withheld). Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Unless expressly waived by Landlord in writing, upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to their condition prior to Tenant's alteration. Upon Tenant's written request at the time that Landlord's consent is requested, Landlord shall notify Tenant if Landlord will waive its right to require removal of the

                                     11.

alteration and restoration of the Premises as specified above. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord; provided, however, in addition to all other remedies available to Landlord at law or in equity, Landlord may (i) require Tenant to remove same or (ii) remove same at Tenant's cost, and Tenant shall be liable to Landlord for all damages incurred by Landlord related thereto.

          If during the term any alteration, addition or change of the Premises, the Common Area or the Project is required by law, regulation, ordinance or order of any public authority due to Tenant's particular use, occupancy or alteration of the Premises, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Common Area or the Project is required by law, regulation, ordinance or order of any public or quasi-public authority, and is not due to Tenant's particular use, occupancy or alteration of the Premises, and, in Landlord's judgment, it is impractical for the tenants of the Project to individually make such alterations, additions or changes, Landlord shall make such alterations, additions or changes and the cost thereof shall be a direct expense and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraphs 4 and 5, subject to the limitations set forth in paragraphs 5(b) and 55 herein.

     9.   REPAIR AND MAINTENANCE.  Subject to paragraph 16, Landlord shall
          ----------------------
maintain and keep in good repair the Common Area and the mechanical, electrical, plumbing and sewage systems, windows, window frames, plate glass, glazing, elevators, gutters and downspouts, the roof, structural elements of the roof, exterior walls, structural elements and the heating, ventilating and air conditioning systems (unless dedicated entirely to the Premises) of the Premises and the Project; provided, however, that Landlord shall not be required to perform repairs made necessary by the negligence or abuse of such improvements or property by Tenant or its employees, agents, subtenants or permitees. The cost of all maintenance and repairs made by Landlord pursuant to this paragraph 9, including without limitation maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance, shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5, subject to the limitations set forth in paragraphs 5(b) and 55 herein.

          By entry hereunder Tenant accepts the Premises as being in good and sanitary order, condition and repair. Subject to paragraphs 16 and 21, and excepting repairs and maintenance required by this paragraph 9 to be made by Landlord, Tenant at its cost shall keep the Premises and every part thereof (including the heating, ventilating and air conditioning systems dedicated entirely to and servicing only the Premises, subject to Landlord's approval of all contractors and that such services are performed to at least the standard of service provided by Landlord at the Project) in good and sanitary order, condition and repair and Tenant shall be solely responsible for the cost and maintenance of, and electricity supplied to, any special air conditioning for Tenant's computer facilities. Upon Landlord's request, Tenant shall provide Landlord with copies of

                                     12.

all contracts, records, receipts, written communications, invoices and payments made in connection with such HVAC services. If Landlord determines at any time that such contractors or the HVAC services being provided are unacceptable in Landlord's discretion, Landlord may terminate Tenant's right to provide or obtain such services, in which case Landlord shall be responsible for such services and all reasonable costs related thereto shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5 of this lease. All contracts for such services entered into by Tenant shall be terminable by Tenant at any time and for any reason and Tenant shall exercise such right upon Landlord's written request and notice that Landlord is resuming responsibility for such services. Further, Tenant shall repair (or, at the option of Landlord, reimburse Landlord if Landlord elects to repair) damage to improvements or other property located on or about the Project where such repairs are made necessary by the negligence of or abuse of such improvement or other property by Tenant or its employees, agents, subtenants or permitees. Tenant waives all rights and benefits under California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect.

     10.  LIENS.  Tenant shall keep the Premises and the Project free from any
          -----
liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within twenty (20) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least ten (10) days' prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

     11.  INSURANCE.  Tenant, at its sole cost and expense, shall keep in force
          ---------
during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $4,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the

                                     13.

Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $2,000,000 for bodily injury for each accident and for bodily injury by disease for each employee. Tenant's commercial general liability and property damage insurance and Tenant's Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be cancelled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors, lenders and employees and such other persons or entities as reasonably directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A/VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be reasonably satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 17 of this lease provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 17. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

          Tenant shall, prior to the commencement of the term and at least thirty (30) days prior to any renewal date on any insurance policy required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord's reasonable judgement, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker's Compensation Insurance as Landlord or Landlord's lender may from time to time require.

                                     14.

          Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve
(12) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be direct expenses and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraphs 4(b) and 5(b). If the cost of insurance is increased due to Tenant's use of the Premises, then Tenant shall pay to Landlord upon demand the full cost of such increase.

          Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises or the Project, or any part thereof, or to any personal property therein, from perils insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties so long as such insurance permits waiver of liability and contains a waiver of subrogation without additional premiums.

          If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

     12.  UTILITIES AND SERVICE.  Tenant shall pay for all water, gas, light,
          ---------------------
heat, power, electricity, telephone, trash pickup, sewer charges, janitorial and all other services supplied to or consumed on the Premises. In the event that any service is not separately metered or billed to the Premises, the cost of such utility service or other service shall be a direct expense and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 5.
In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be a direct expense and Tenant shall pay its percentage share of such cost to Landlord as provided in paragraph 5.

          If Tenant's use of any such utility or service is materially in excess of the average furnished to the other tenants of the Project, and such utility or service is not separately metered, then Tenant shall pay to Landlord upon demand,

                                     15.

as additional rent, the full cost of such excess use, or Landlord may cause such utility or service to be separately metered, in which case Tenant shall pay the full cost of such utility or service and reimburse Landlord upon demand for the cost of installing the separate meter. In the event that Landlord charges Tenant for excess usage of utilities, Tenant shall have the right to have the electricity for each floor separately metered, at Tenant's cost paid in advance to Landlord, if such separate meters are practical and reasonable in light of the amount of the excess charges and each such separate meter shall be for an entire floor of a building occupied by Tenant.

          Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure.

     13.  TAXES AND OTHER CHARGES.   All real estate taxes and assessments and
          -----------------------
other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-governmental authority or special district authority, together with any increases therein whether resulting from increased rate and/or valuation, shall be a direct expense and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, and premium taxes), whether or not now customary or within the contemplation of the parties hereto,
(i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in, at or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord (including, but not limited to, costs of attorneys and experts) thereby shall also be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5.
In the event the Premises and any improvements installed therein by Tenant

                                     16.

or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available.

          Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amounts attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

     14.  ENTRY BY LANDLORD.   Landlord reserves, and shall at all reasonable
          -----------------
times have, the right to enter the Premises following the giving of reasonable advance notice (e.g. 24 hours notice except in case of emergency) (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder,
(iii) to show the Premises to prospective purchasers, lenders or tenants and to put 'for sale' or 'for lease' signs thereon, (iv) to post notices required or allowed by this lease or by law, (v) to alter, improve or repair the Premises and any portion of the Project when required by law, or necessary to fulfill its obligations as Landlord under this or other leases in the Project, or as otherwise permitted by Tenant, which permission shall not be unreasonably withheld or delayed, and (vi) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this paragraph unless caused by Landlord's gross negligence or willful misconduct and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on, and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     15.  COMMON AREA; PARKING.   Subject to the terms and conditions of this
          --------------------
lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas and facilities within the Project provided and designated by Landlord for the general use and convenience of the occupants of the Project, which areas and facilities shall include, but not be limited to, common lobbies, corridors, restrooms and showers, part or all of the Greylands Mansion and the .37 acre parcel upon which it is located (unless the right to use thereof by Landlord's tenants is subsequently terminated), telephone, electrical, janitorial and mechanical rooms, elevators, stairwells, vertical duct shafts, sidewalks, parking, refuse, landscape and plaza areas, roofs, building exteriors, electrical, mechanical, plumbing and HVAC systems, and storage areas, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

          Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area so long as such change does not reduce the number of Tenant's parking spaces or unreasonably impair Tenant's access to or use of the Premises. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may reasonably deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice.

          Tenant acknowledges that Landlord's right to provide its tenants with use of the Greylands Mansion may be terminated in the future and upon such termination the Common Area shall thereafter include no part of the Greylands Mansion and the .37 acre parcel upon which it is located.

          Commencing on the Lease Commencement Date, Tenant shall have the nonexclusive use of one hundred ninety (190) parking spaces in the Common Area as designated from time to time by Landlord and commencing on the Building 2145 Expansion Date, Tenant shall have the nonexclusive use of a total of three hundred eighty-one (381) parking spaces in the Common Area as designated from time to time by Landlord. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

                                     18.

          Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be consistent with those of a first class office complex. The cost of such maintenance, operation and management, including but not limited to landscaping, repair of paving, parking lots and sidewalks, the Greylands Mansion (including interior repair and maintenance, janitorial service, furniture rental or depreciation charges, and lease payments charged by the owner of the Greylands Mansion), security services and salaries and employee benefits. (including union benefits) of on-site and accounting personnel engaged in such maintenance and operations management, shall be a direct expense and Tenant shall pay to Landlord its percentage share of such cost as provided in paragraphs 4 and 5, subject to the limitations described in such paragraphs.

     16.  DAMAGE BY FIRE; CASUALTY.   In the event the Premises are damaged by
          ------------------------
any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 11, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect.

          In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord's option, either (i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages; provided, however, that if such damage is caused by an act or omission of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten
(10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

          If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this lease shall automatically terminate as of the date of such total destruction; provided, however, that if the Premises can reasonably and lawfully be repaired or restored within eight (8) months of the date of destruction to substantially the condition existing prior to such destruction and if the proceeds of the insurance payable to the

                                     19.

Landlord by reason of such destruction are sufficient to pay the cost of such repair or restoration, then the said insurance proceeds shall be so applied, Landlord shall promptly repair and restore the Premises and this lease shall continue, without interruption, in full force and effect. If the Premises are totally destroyed during the last twelve (12) months of the term, Landlord may at Landlord's option cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the occurrence of such damage.

          If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only in proportion to the square footage of the Premises rendered untenantable to Tenant by such damage or destruction. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration, unless caused by Landlord's gross negligence or willful misconduct. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the lease premises), and hereby agree that the provisions of this paragraph 16 shall govern in the event of such destruction.

     17.  INDEMNIFICATION.   Landlord shall not be liable to Tenant and Tenant
          ---------------
hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except those caused by Landlord's gross negligence or willful misconduct or the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall promptly notify Landlord of any defect in the Premises or Project discovered by Tenant.

          Except as to injury to persons or damage to property caused by Landlord's gross negligence, willful misconduct, or the failure by Landlord to observe any of the terms and conditions of this lease, Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant's use, handling, storage, or disposal of toxic or

                                     20.

hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

          The provisions of this paragraph 17 shall survive the expiration or earlier termination of this lease.

     18.  ASSIGNMENT AND SUBLETTING
          -------------------------

          Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, and otherwise complying with the requirements of this paragraph 18. Any assignment, encumbrance or sublease without Landlord's consent, shall constitute a default. The proposed assignee or subtenant is referred to herein as the "Transferee". Reasonable grounds for denying consent to a proposed assignment or sublet include, without limitation, any of the following:

          (a) Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Project;

          (b) Transferee is either a government agency or an instrumentality of one;

          (c) Transferee's intended use of the Premises is inconsistent with the permitted use specified in this lease or such use will materially and adversely affect Landlord's interest;

          (d) Transferee's financial condition is or may be inadequate to support the lease obligations of Transferee under the assignment or sublease;

          (e) The assignment or sublet would cause Landlord to violate another lease or agreement to which Landlord is a party or would give another tenant in the Project the right to cancel its lease;

          (f) Transferee occupies space in the Project and such space is not contiguous to the Premises, is negotiating with Landlord to lease space in the Project, or has negotiated with Landlord during the six (6) months immediately preceding notice of the proposed assignment or sublet to Landlord, provided that Landlord has similar space available in the Project at the time of Tenant's proposed transfer;

          (g) Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the assignment or sublease; or

                                     21.

          (h) The rent charged by Tenant to Transferee during the term of the assignment or sublet, is less than eighty-five percent (85%) of the market rent at that time for comparable space in the Project for a comparable term.

          If Tenant desires to assign or sublet all or any portion of the Premises, Tenant shall give Landlord written notice ("Transfer Notice") thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than thirty (30) days or more than ninety (90) days after the date of Landlord's receipt of such notice), the portions of the Premises proposed to be sublet or assigned (the "Subject Space"), a description of any planned alterations or improvements to the Subject Space, the terms and conditions of the proposed assignment or sublease (including the rent to be paid by the Transferee and any and all other consideration to be given by the Transferee), the name, address and telephone number of the Transferee, and a detailed calculation of the Transfer Premium (defined below) (certified by Tenant's chief financial officer) to be paid as provided below. Tenant shall further provide Landlord with such other information concerning such Transferee as requested by Landlord. If (i) the Subject Space for all subleases entered into by Tenant in the aggregate consists of more than 35,000 square feet, or
(ii) the Subject Space for all subleases entered into by Tenant in the aggregate consists of more than 20,000 square feet and the term of the proposed sublease is greater than twenty-four (24) months or will expire during the last twelve
(12) months of this lease, then for a period of thirty (30) days after Landlord's receipt of the Transfer Notice, Landlord shall have the option, exercisable by delivering written notice to Tenant, to terminate this lease for the Subject Space or for the entire building in which the Subject Space is located as of the date specified in Landlord's written notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Landlord's written notice to Tenant. Landlord shall have the right to communicate with such Transferee to discuss the terms of the proposed assignment or sublet, to discuss and negotiate, if Landlord desires, the terms of a direct lease between Landlord and Transferee, or any other matter and to enter into a direct lease agreement with Transferee as provided below and failure of Transferee to meet with Landlord and to negotiate in good faith the terms of a direct lease with Landlord shall constitute grounds for Landlord's
refusal to consent to the proposed assignment or sublet.    If Landlord
exercises its option to terminate this lease as provided in the foregoing sentence, Landlord may, if it so elects, enter into a new lease for the building in which the Subject Space is located or any portion thereof with the Transferee or any other third party on such terms as Landlord and the Transferee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. If Landlord exercises its option to terminate this lease with respect to either (a) the building in which the Subject Space is located, or (b) the Subject Space only, then Tenant shall continue to be obligated under this lease as to the remaining space (i.e., the Premises less the building in which the Subject Space is located or the Subject Space) and basic rent and direct expenses payable by Tenant under this lease shall be adjusted as follows: (i) the basic rent amount(s) specified in paragraphs 4(a) and 5(a) of this lease shall be multiplied by a fraction, the numerator of which is the square feet of the Premises

                                     22.

retained by Tenant after Landlord's recapture and the denominator of which is the total square feet of the Premises before Landlord's recapture; (ii) Tenant's proportionate share of direct expenses as provided in paragraph 5(b) of this lease shall be reduced to reflect Tenant's proportionate share based on the square feet of the Premises retained by Tenant after Landlord's recapture. This lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this lease necessitated by Landlord's recapture. If Landlord recaptures the Subject Space only, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

          If Landlord consents in writing to the proposed assignment or sublet, Tenant shall be free to assign or sublet all or a portion of the Premises subject to the following conditions: (i) any assignment or sublease shall be on the same terms set forth in the Transfer Notice given to Landlord; (ii) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Subject Space until an executed counterpart of such assignment or sublease has been delivered to Landlord; (iii) no assignee or subtenant shall have a further right to assign or sublet; (iv) eighty percent (80%) of any sums or other consideration payable by Transferee to Tenant as a result of or in connection with such assignment or sublet (except rental or other payments received which are attributable to the amortization over the term of this lease of (a) the cost of leasehold improvements constructed by Tenant for such assignee or subtenant, excluding the initial tenant improvements to be constructed in the Premises pursuant to the terms of this lease, if any, and (b) broker fees and attorneys fees paid by Tenant in connection therewith) whether denominated rentals or otherwise, which exceed, in the aggregate, the basic rent and direct expenses which Tenant is obligated to pay Landlord under this lease during the term of such assignment or sublease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord monthly as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder (such amounts are referred to herein as the "Transfer Premium"); (v) no assignment or sublet shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; and (vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual and reasonable attorneys' fees and other reasonable costs incurred for reviewing, processing or documenting any requested assignment or sublease, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease.

          If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the

                                     23.

partnership shall be deemed an assignment of this lease subject to all the conditions of this paragraph 18. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this paragraph 18.
The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This subparagraph of this paragraph 18 shall not apply if Tenant is a corporation the stock of which is traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

          The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublets of this lease or amendments or modifications to this lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

          No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

          Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent or other consideration from any assignment or subletting of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligations under this lease and any Transferee agrees to make such payments directly to Landlord upon Landlord's written request; provided that, until the occurrence of a default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 18.

                                     24.

          Notwithstanding the above requirement that Tenant obtain the consent of Landlord prior to any assignment or sublet, Tenant may, without obtaining the prior consent of Landlord, assign or sublease the whole or any part of the Premises to any corporation or other entity which controls, is controlled by, or is under common control with Tenant ("Tenant Affiliate"), provided that (i) Tenant shall give written notice thereof to Landlord in the manner required for other assignments or subleases by this paragraph 18 or as soon as reasonably possible in the event such prior notice is prohibited by law; (ii) Tenant shall continue to be fully obligated under this lease; (iii) any such assignee or sublessee shall expressly assume and agree to perform all the terms and conditions of this lease to be performed by Tenant; and (iv) any such assignment or sublet shall be subject to all other terms and conditions of this paragraph 18 pertaining to assignments and/or sublets (excepting only the requirement concerning prior written consent of Landlord).

     19.  DEFAULT.  The occurrence of any of the following shall constitute a
          -------
default by Tenant and default as used in this lease shall mean: (i) failure of Tenant to pay any rent or other sum payable hereunder when due (provided that Landlord's right to terminate this lease for such default shall be subject to Tenant's right to cure within three (3) days after written notice of such default pursuant to California Code of Civil Procedure Section 1161 et seq);
(ii) abandonment of the Premises (Tenant's failure to occupy and conduct business in the Premises for fourteen (14) consecutive days while in default of any other provision of this lease shall be deemed an abandonment); (iii) failure of Tenant to deliver to Landlord any instrument, assurance, financial statement, subordination agreement or certificate of estoppel required under this Lease within the time period specified for such performance if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; or (iv) failure of Tenant to perform any other obligation under this lease if the failure to perform is not cured within thirty (30) days after written notice thereof has been given to Tenant, except in the case of an emergency or dangerous condition, in which case Tenant's time to perform shall be that time period which is reasonable under the circumstances, but not more than thirty (30) days and except in circumstances where such failure cannot be cured within such thirty (30) day period, so long as Tenant commences such cure within such period and diligently prosecutes such cure to completion. The notice referred to in clauses (iii) and (iv) above shall specify the obligations Tenant has failed to perform. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice. No notice shall be required in the event of abandonment or vacation of the Premises and Tenant has not provided Landlord with an alternate address where Tenant can be found and Tenant accepts service of process and notices required hereunder.

          In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors (for purposes of determining whether Tenant is not paying its debts as they become due, a debt shall be deemed overdue upon the earliest to occur of the following: thirty (30) days from the date a

                                     25.

statement therefor has been rendered; the date on which any action or proceeding therefor is commenced; or the date on which a formal notice of default or demand has been sent); and (ii) any financial statements given to Landlord by Tenant, any assignee of Tenant, subtenant of Tenant, any guarantor of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant's aged accounts payable) are materially false.

          In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or, from time to time and without termination of this lease, to relet the Premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its reasonable discretion may deem advisable, with the right to make alterations and repairs to the Premises.

          Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4, which Section provides that the landlord may continue the Lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, when the tenant has the right to sublet or assign, subject only to reasonable limitations (or successor Code section) or any other California statute. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses reasonably incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and direct expenses, from Tenant to Landlord; (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant's property left on the Premises at the time of reletting; and (iii) to the payment of basic rent or direct expenses due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this lease, shall be paid to Tenant. Should the basic rent and direct expenses received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach, provided it has not been cured.

                                     26.

          Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code
Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in
(iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Tenant waives the provisions of Section 1179 of the California Code of Civil Procedure (which Section allows Tenant to petition a court of competent jurisdiction for relief against forfeiture of this lease). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

     20.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT.   Landlord, at any time
          -----------------------------------------
after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

     21.  EMINENT DOMAIN.   If all or any part of the Premises shall be taken by
          --------------
any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired

                                     27.

term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

          If any action or proceeding is commenced for such taking of the Premises or if Landlord is advised in writing by any entity or body having the right of power of condemnation of its intention to condemn the Premises or more than fifty percent (50%) of the Premises or the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

          If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this lease as provided above then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

     22.  NOTICE AND COVENANT TO SURRENDER.   On the last day of the term or on
          --------------------------------
the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in as good a condition as existed as of the date of completion of construction of the initial Tenant Improvements (subject to Landlord's right to require removal of same as specified in the Work Letter attached hereto as Exhibit D) and, except as otherwise provided by Landlord pursuant to the terms of paragraph 8 of this lease, all the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear excepted), with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired

                                     28.

or replaced if marked or damaged, all carpets shampooed and cleaned and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, on or prior to the expiration or earlier termination of this lease, Tenant shall remove, at Tenant's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring of any sort installed in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

          If the Premises are not surrendered as required in this paragraph, Tenant shall indemnify Landlord against all loss, liability and expense (including but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph shall survive termination of this lease.

     23.  TENANT'S QUITCLAIM.   At the expiration or earlier termination of this
          ------------------
lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten
(10) business days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

     24.  HOLDING OVER.   Any holding over after the expiration or termination
          ------------
of this lease with the written consent of Landlord shall be construed to be a tenancy from month-to-month at the monthly rent agreed upon by Landlord and Tenant, but in no event less than the monthly rent payable under this lease for the last lease month before the date of such expiration or termination. All provisions of this lease, except (i) as modified by the preceding sentence and
(ii) those provisions pertaining to the term, expansion rights and any option to extend, shall apply to the month-to-month tenancy.

          If Tenant shall retain possession of the Premises or any part thereof without Landlord's written consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord as rent during the holdover period an amount equal to the greater of (i) two hundred percent (200%) of the amount of the monthly rent in effect during the last full lease month prior to the date of such expiration or termination or
(ii) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord

                                     29.

following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

          The provisions of this paragraph 24 are in addition to, and do not affect, Landlord's right of re-entry or other rights hereunder or provided by law. Nothing in this paragraph 24 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease on expiration or other termination of this Lease. The provisions of this paragraph 24 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. The provisions of this paragraph 24 shall survive the expiration or early termination of this lease.

     25.  SUBORDINATION.   In the event Landlord's title or leasehold interest
          -------------
is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, at the request of Landlord or the lender, execute in writing an agreement subordinating its rights under this lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender's encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease conditioned upon Tenant's receipt of a nondisturbance agreement, in form and substance as customary in the lending industry. Notwithstanding any such subordination, Tenant's possession under this lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this lease. In addition, if in connection with any such loan lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     26.  CERTIFICATE OF ESTOPPEL.   Each party shall, within five (5) business
          -----------------------
days after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications and certifying to its knowledge that there are no defaults under this lease. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by either party, shall include such other items as either party or its lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgement by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project. Further, within five (5) calendar days following written

                                     30.

request made from time to time by Landlord, Tenant shall furnish to Landlord Tenant's most recent quarterly or annual financial statements.

     27.  SALE BY LANDLORD.   In the event the original Landlord hereunder, or
          ----------------
any successor owner of the Project or Premises, shall sell or convey the Project or Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

     28.  ATTORNMENT TO LENDER OR THIRD PARTY.   In the event the interest of
          -----------------------------------
Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this lease.

     29.  DEFAULT BY LANDLORD.   Landlord shall not be in default unless
          -------------------
Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises (provided Tenant has been given the address of such party) specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

          If Landlord is in default of this lease, Tenant's sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

     30.  [INTENTIONALLY OMITTED].
          -----------------------

                                     31.

     31.  MEASUREMENT OF PREMISES.   Tenant understands and agrees that any
          -----------------------
reference to square footage of the Premises is approximate only and includes all interior partitions and columns, one-half of exterior walls, and one-half of the partitions separating the Premises from the rest of the Project, and any outside entry overhang, if applicable. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or direct expenses or other amounts payable hereunder by reason of inaccuracies in such measurement.

     32.  ATTORNEY FEES.   If either party commences an action against the other
          -------------
party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, reasonable attorney fees, reasonable expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, reasonable attorney fees, reasonable expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

     33.  SURRENDER.   The voluntary or other surrender of this lease or the
          ---------
Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

     34.  WAIVER.   No delay or omission in the exercise of any right or remedy
          ------
of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

     35.  EASEMENTS; AIRSPACE RIGHTS.   Landlord reserves the right to alter the
          --------------------------
boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur

                                     32.

cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, and in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's covenants hereunder.

          This lease confers no rights either with regard to the subsurface of the land on which the Premises are located or with regard to airspace above the ceiling of the Premises. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

     36.  RULES AND REGULATIONS.    Landlord shall have the right from time to
          ---------------------
time to promulgate rules and regulations for the safety, care and cleanliness of the Premises, the Project and the Common Area, or for the preservation of good order. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with or without advance notice.

     37.  NOTICES.  Except for legal process and Notice of Belief of Abandonment
          -------
(pursuant to California Civil Code Section 1951.3) which may be served either as provided by law or as provided herein, all notices, demands, requests, consents, approvals and other communications ("Notices") which may be given or are required to be given by either party to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice and deemed sufficiently given for all purposes as follows:

          (a) when personally delivered to the recipient, notice is effective on delivery;

          (b) when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery;

          (c) when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; or

          (d) when delivered by reputable overnight courier (e.g. Federal Express, Airborne) or other comparable service with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the courier service.

          Any correctly addressed Notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that the Notice was refused, unclaimed, or

                                     33.

considered undeliverable by the postal authorities, messenger, or overnight delivery service.

          Prior to the commencement date, all such Notices from Landlord to Tenant shall be served or addressed to Tenant at 2005 Hamilton Avenue, Suite 235, San Jose, California. On or after the commencement date all such Notices from Landlord to Tenant shall be addressed to Tenant at the Premises.

          All such Notices by Tenant to Landlord shall be sent to Landlord at its offices at 3945 Freedom Circle, Suite 640, Santa Clara, California 95054.

          Either party may change its address by giving the other party notice of such change in any manner permitted by this paragraph 37.

     38.  NAME.   Tenant shall not use the name of the Project for any purpose
          ----
other than as the address of the business conducted by Tenant in the Premises without the prior written consent of Landlord.

     39.  GOVERNING LAW; SEVERABILITY.   This lease shall in all respects be
          ---------------------------
governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     40.  DEFINITIONS.   As used in this lease, the following words and phrases
          -----------
shall have the following meanings:

          Authorized representative:  any officer, agent, employee or
          -------------------------
independent contractor retained or employed by either party, acting within authority given him by that party.

          Encumbrance:  any deed of trust, mortgage or other written security
          -----------
device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

          Lease month:  the period of time determined by reference to the day of
          -----------
the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

          Lender:  the beneficiary, mortgagee or other holder of an encumbrance,
          ------
as defined above.

          Lien:  a charge imposed on the Premises by someone other than
          ----
Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

                                     34.

          Maintenance:  repairs, replacement, repainting and cleaning.
          -----------

          Monthly rent:  the sum of the monthly payments of basic rent and
          ------------
direct expenses.

          Person:  one or more human beings, or legal entities or other
          ------
artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

          Provision:  any term, agreement, covenant, condition, clause,
          ---------
qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

          Rent:  basic rent, direct expenses, additional rent and all other
          ----
amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

     Words used in any gender include other genders. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease are and shall be joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     41.  TIME.   Time is of the essence of this lease and of each and all of
          ----
its provisions.

     42.  INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE.   Any amount due from
          ---------------------------------------------
Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent, or of Tenant's monthly direct expenses, or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received in full by Landlord when due, which payments are subject to application by Landlord as provided in paragraph 4 of this lease; provided, however, such late charge shall be waived by Landlord with respect to the first late payment of each calendar year if Tenant makes full payment thereof within three (3) days following Landlord's delivery of notice of non-receipt. Tenant shall pay to Landlord an additional sum of five percent (5%) of the entire payment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that

                                     35.

Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 19 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

     43.  ENTIRE AGREEMENT.   This lease, including any exhibits and
          ----------------
attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

     44.  AUTHORITY.  Each individual executing this lease on behalf of Tenant
          ---------
represents and warrants that (i) he/she is duly authorized to execute and deliver this lease on behalf of Tenant and: (a) if Tenant is a corporation, such authorization is in accordance with a duly adopted resolution of the Board of Directors of said corporation, (b) if Tenant is a partnership, such authorization is in accordance with the partnership agreement now in effect, and
(c) if Tenant is a limited liability company, such authorization is in accordance with the company's governing documents; and (ii) this lease is binding upon Tenant in accordance with its terms. Upon Landlord's request, Tenant shall deliver to Landlord within ten (10) days after such request evidence of the authorization specified above as Landlord may reasonably request, including, without limitation, in the case where Tenant is a corporation, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's secretary as correct and in full force and effect.

     45.  RECORDING.   Neither Landlord nor Tenant shall record this lease or a
          ---------
short form memorandum hereof without the consent of the other.

     46.  REAL ESTATE BROKERS.  Each party represents and warrants to the other
          -------------------
party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except Cornish & Carey and Studley Company (representing Tenant) and McCandless Management Corporation (representing Landlord), (collectively the "Brokers"). Except for the commissions and fees to be paid to the Brokers as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that have been or may be asserted against the other party by any broker, finder or other person with whom Tenant or Landlord, respectively, has dealt, or purportedly has dealt, in connection with the Premises and the negotiation and execution of this

                                     36.

lease. Landlord shall pay broker leasing commissions to the Brokers in connection with the Premises and the negotiation and execution of this lease, to the extent agreed to between Landlord and the Brokers. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

     47.  EXHIBITS AND ATTACHMENTS.  All exhibits and attachments to this lease
          ------------------------
are a part hereof and the terms and provisions thereof are incorporated into this lease by this reference as though set forth herein in full.

     48.  ENVIRONMENTAL MATTERS.
          ---------------------

          A.  Tenant's Covenants Regarding Hazardous Materials.
              ------------------------------------------------

              (1) Hazardous Materials Handling.  Tenant, its agents, invitees,
                  ----------------------------
employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) on or about the Premises or Project; except (i) as used in the operation of Tenant's business as currently operated and specified on Exhibit E attached hereto and in accordance with all Hazardous Materials Laws (as defined in paragraph 48.A.(2) below) and (ii) as otherwise approved in advance by Landlord in Landlord's discretion. As used herein "Hazardous Materials" shall mean any petroleum or petroleum by-products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

              (2) Notices.  Tenant shall immediately notify Landlord in writing
                  -------
of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports

                                     37.

or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

          B.  Indemnification of Landlord.  Tenant shall indemnify, defend (by
              ---------------------------
counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises, Project or buildings within the Project where the presence or discharge of Hazardous Materials was caused by Tenant, (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, Project or buildings within the Project, or (iii) Tenant's failure to comply with any Hazardous Materials Laws applicable to Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on or under the Premises or Project whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage or disposal of Hazardous Materials, (ii) all reasonable costs of refitting or other alterations to the Premises, Project or buildings within the Project required as a result of Tenant's use, storage, or disposal of Hazardous Materials including, without limitation, alterations reasonably required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project caused by Tenant's use, storage, or disposal of Hazardous Materials. For purposes of this paragraph 48, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

          C.  Indemnification of Tenant.  Landlord shall indemnify, defend,
              -------------------------
protect, and hold Tenant free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused by the presence in, on, under or about the Premises, Project or buildings within the Project where the presence

                                     38.

or discharge of Hazardous Materials was directly caused by Landlord and Landlord's employees, agents and contractors; provided, however, Landlord's indemnity obligations hereunder shall not extend to matters arising out of or caused by the acts or omission of any third party, including tenants in the Project and their employees, agents and contractors.

          D.  Survival.  The provisions of this paragraph 48 shall survive the
              --------
expiration or earlier termination of the term of this lease.

     49.  SIGNAGE.  Tenant shall not, without obtaining the prior written
          -------
consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project. Tenant shall be permitted one (1) wall sign for each of Building 2125 and Building 2145, monument signage and directional signage in the locations and as specified on Exhibit C attached hereto. In addition to any other requirements of this paragraph 49, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any C.C. & R.'s or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten
(10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this paragraph 49. The provisions of this paragraph 49 shall survive the expiration or earlier termination of this lease.

     50.  SUBMISSION OF LEASE.  The submission of this lease to Tenant for
          -------------------
examination or signature by Tenant is not an offer to lease the Premises to Tenant, nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

                                     39.

     51.  PREMISES TAKEN "AS IS".  Except as explicitly provided in this lease,
          ----------------------
Tenant is leasing the Premises from Landlord "as is" in their condition existing as of the date hereof. Landlord shall have no obligation to alter or improve the Premises, except that Landlord shall approve the installation of 2 4" conduits between the two buildings (subject to approval of the method of entering the building(s) and boring under the sidewalks); Landlord will approve the installation of an emergency back-up generator on a pad approximately 8 feet x 8 feet, subject to Landlord's approval of the specific location, appearance and screening. Tenant agrees to build a wood enclosure/trellis around the pad to match the existing enclosures in the Park, all subject to the City's approval. Any uninterruptable power source system required by Tenant shall be located inside the building. In addition, Landlord shall perform all repairs necessary to ensure the building systems including, but not limited to HVAC, electrical, plumbing, parking lot and roof membrane are in good operating condition and repair, prior to occupancy.

     52.  ADDITIONAL RENT.  All costs, charges, fees, penalties, interest and
          ---------------
any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

     53.  [INTENTIONALLY OMITTED].
          -----------------------

     54.  EARLY ACCESS.  Landlord shall provide Tenant with access to (i)
          ------------
Building 2125 prior to the commencement of the term upon execution and delivery of this lease and (ii) to Building 2145 (when such space is vacated by the existing tenant and Landlord has possession) prior to the Building 2145 Expansion Date, but only for purposes of installing Tenant's telephone and telecommunication systems and data cabling and construction of the Tenant Improvements and furniture and fixtures in accordance with paragraph 59 below. Tenant's access to Building 2125 and Building 2145, respectively, pursuant to this paragraph shall be subject to all the terms and conditions of this lease, including, without limitation, the insurance obligations specified in paragraph
11. As a condition precedent to Tenant's right to such access, Tenant shall provide Landlord with proof that Tenant has satisfied said insurance requirements.

     55.  CAPITAL EXPENDITURES.  Notwithstanding anything to the contrary in
          --------------------
this lease, (i) as to any required capital expenditure to the Premises having a useful life of more than one year, which exceeds $50,000 and which is not required by reason of Tenant's specific use, occupancy or alteration of the Premises, Landlord shall make such capital expenditure and Tenant shall pay to Landlord, as additional rent and in equal monthly installments over the remaining term of this lease, the fraction of the cost of such capital expenditure equal to the remaining term of this lease over the useful life of such capital expenditure; (ii) as to any required capital expenditure to the common area having a useful life of more than one year, which exceeds $50,000 and which is not required by Tenant's specific use, occupancy or alteration of the Premises, the cost thereof shall be included within direct expenses and amortized over no less than three (3) years and Tenant shall pay its proportionate share thereof; and (iii) as to any required capital expenditure to the common area having a useful life of more than one year, which exceeds $500,000 and which is not required by Tenant's specific use, occupancy or alteration of the Premises, the cost thereof shall be included within direct expenses and amortized ratably over the useful life of such capital expenditure and Tenant shall pay its proportionate share thereof.

     56.  SATELLITE DISH.  Landlord acknowledges that Tenant may desire in the
          --------------
future to place a satellite dish on the roof of Building 2125 and Landlord is willing to permit Tenant to install same on the following terms and conditions:

          (a) Tenant shall be responsible for and shall pay all costs related to the installation, maintenance, repair, removal and restoration applicable to such installation or related thereto.

          (b) The installation shall be deemed an alteration to the Premises, subject to all the terms, provisions and conditions specified in paragraph 8 of this lease, including, without limitation, Landlord's approval of the contractor and method of installation;

          (c) Installation rights hereunder shall be limited to one (1) satellite dish, not to exceed three (3) feet in diameter and shall be located where specified by Landlord and shall be positioned so that it will not be visible above the parapet walls;

          (d) Use of the satellite dish shall be for Tenant's exclusive use;

          (e) Tenant shall have access to the roof for the limited purposes specified in this paragraph 56 and as required to fulfill its obligations to maintain the HVAC systems and for no other purposes;

          (f) Rights under this paragraph are Tenant's exclusive rights and are not assignable to any third party, including any assignee or subtenant, except to a Tenant Affiliate as defined in Paragraph 18 of this lease; and

          (g) Tenant shall pay to Landlord the sum of Five Hundred Dollars ($500.00) per month as additional rent for the rights granted under this paragraph 56.

     57.  FIRST RIGHT TO LEASE.  Landlord hereby grants to Tenant the first
          --------------------
right to lease that certain space in the buildings located at 1550 S. Bascom Avenue and 2105 Hamilton Avenue, San Jose, California (the "FRL Space"), subject to the following terms and conditions:

          (a) Upon the FRL Space or any portion thereof consisting of not less than 8,000 square feet of contiguous space (the "Offered Space") becoming available for leasing at any time during the first four (4) years of the initial lease term,

                                     41.

prior to leasing the Offered Space to any third party Landlord shall notify Tenant in writing of the availability for lease of the Offered Space and such notice shall set forth the terms and conditions, including, but not limited to, basic rent [which shall be at the then "market rate" as defined in paragraph 58(c) of this lease as determined by Landlord (with no right to arbitrate) for such space for the term specified in the Offer (which term shall expire not sooner than twelve (12) months and not later than eighteen
(18) months after the Lease Expiration Date specified in paragraph 2 of this lease], under which Landlord will lease the Offered Space to Tenant ("Offer").

          (b) Tenant shall have fifteen (15) days from the date of the Offer to deliver to Landlord its written unconditional and irrevocable acceptance of the Offer. If Tenant accepts the Offer, an amendment to this lease or a new lease covering the Offered Space and incorporating said terms and conditions shall promptly be executed. If a new lease is executed with Tenant covering the Offered Space such new lease shall provide that any default under this lease will also constitute a default under such new lease and Tenant agrees that any default by it under such new lease will also constitute a default under this lease. In the event Tenant rejects the Offer, or does not answer within the specified time, or fails for any reason (unless such failure is due to the default or delay of Landlord) to execute such amendment or new lease within fifteen (15) business days of Tenant's acceptance of the Offer, Landlord shall thereafter be free to negotiate with any number of third parties and to lease (without further obligation to Tenant) the Offered Space upon any terms and conditions (whether more or less favorable) that Landlord and such third party may agree (provided that the rent under the third-party lease shall not be less than ninety percent (90%) of the rent specified in the Offer). If during the initial lease term the Offered Space again becomes available for lease to prospective tenants other than the existing tenant (or its successors, affiliates or assigns), then this first right to lease shall again apply.

          (c) This first right to lease shall be subordinate to any existing rights of refusal, rights of expansion, options to extend or renew, and other rights contained in leases (or amendments to leases) executed prior to the date of this lease. In addition, this first right to lease shall not apply and Tenant shall have no rights hereunder in the event any tenant (or its successors or assigns) that now or hereafter occupies all or any portion of the FRL Space desires to extend, renew or otherwise modify its lease (but not expand its premises except as specified in the first sentence of this paragraph 56(c) above) and Landlord shall be free to extend, renew or modify such lease without notice to Tenant.

          (d) This first right to lease shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this lease.

          (e) Notwithstanding anything in this paragraph to the contrary, Tenant's exercise of this first right to lease shall be subject to Landlord's review and approval of Tenant's financial condition (including, without limitation, Tenant's net worth, current ratio and working capital reserves) at the time Tenant

                                     42.

exercises this first right to lease and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to lease the Offered Space to Tenant unless Tenant's financial condition at the time of acceptance of the Offer is acceptable to Landlord, in Landlord's reasonable business discretion.

          (f) All rights granted to Tenant pursuant to this paragraph are personal to Tenant and may not be transferred or assigned.

     58.  OPTION TO EXTEND TERM.  Landlord grants to Tenant the option to extend
          ---------------------
the term for one period of five (5) years (the "Extended Term") following the expiration of the initial term set forth in paragraph 2 ("Initial Term") under all the provisions of this lease except for the amount of the basic rent. The basic rent for the Extended Term shall be adjusted to the market rate (as defined in paragraph (c) below); provided that in no event shall the basic rent for the Extended Term be less than the basic rent in effect at the expiration of the Initial Term. This option is further subject to the following terms and conditions:

          (a) Tenant must deliver its irrevocable written notice of Tenant's exercise of this option to Landlord not less than six (6) lease months, nor more than twelve (12) lease months, prior to the expiration of the Initial Term.
Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise and, therefore, if Tenant fails to give Landlord its irrevocable written notice of its exercise of this option within the time period provided above then this option shall expire and be of no further force or effect.

          (b) The parties shall have thirty (30) days from the date Landlord receives Tenant's notice of exercise in which to agree on the amount constituting the market rate. If Landlord and Tenant agree on the amount of the market rate, they shall immediately execute an amendment to this lease setting forth the expiration date of the Extended Term and the amount of the basic rent to be paid by Tenant during the Extended Term. If Landlord and Tenant are unable to agree on the amount of the market rate within such time period, then, at the request of either party, the market rate shall be determined in the following manner: (i) within ten (10) days of the request of either party, Landlord and Tenant shall each select a licensed real estate broker with not less than five (5) years experience in the business of commercial leasing of property of the same type and use and in the same geographic area, as the Premises; (ii) within fifteen (15) days of their appointment, such two real estate brokers shall select a third broker who is similarly qualified; (iii) within thirty (30) days from the appointment of the third broker, the three brokers so selected shall, acting as a board of arbitrators, then determine the amount of the market rate, basing their determination on standard procedures and tests normally employed in determining market rates and applying the factors included within the definition of market rate set forth in subparagraph (c) below. The decision of the majority of said brokers shall be final and binding upon the parties hereto. If a majority of the brokers are unable to agree on the market rate within the stipulated period of time, the three opinions of the market rate shall be added together and their total divided by three; the resulting quotient

                                     43.

shall be the market rate. If, however, the low opinion and/or the high opinion are/is more than 15% lower and/or higher than the middle opinion, the low opinion and/or the high opinion, as the case may be, shall be disregarded. If only one opinion is disregarded, the remaining two opinions shall be added together and their total divided by two and the resulting quotient shall be the market rate. If both the low opinion and the high opinion are disregarded as stated in this paragraph, the middle opinion shall be the market rate. If a party does not appoint a qualified broker within the required time period, the broker appointed by the other party shall be the sole broker and shall determine the market rate. If the two brokers appointed by the parties are unable to agree on the third broker, either of the parties to the lease, by giving ten (10) days' notice to the other party, can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this paragraph. Each party shall pay the expenses and charges of the brokers appointed by it and the parties shall pay the expenses and charges of the third broker in equal shares. When the market rate has been so determined, Landlord and Tenant shall immediately execute an amendment to this lease stating the basic rent for the Extended Term.

          (c) As used herein, the "market rate" shall be the monthly rent then obtained for five (5) year leases of comparable terms for premises in the Project and in buildings and/or projects within the same geographical area of similar type, identity, quality and location as the Project and shall take into account rental concessions and rental CPI or other increases and tenant improvement/remodel allowances being offered in the market at that time for lease renewals.

          (d) Direct expenses shall continue to be determined and payable as provided in paragraphs 4 and 5 of this lease.

          (e) Tenant shall not assign or otherwise transfer this option or any interest therein and any attempt to do so shall render this option null and void. Tenant shall have no right to extend the term beyond the Extended Term. If Tenant is in default under this lease at the date of delivery of Tenant's notice of exercise to Landlord, then such notice shall be of no effect and this lease shall expire at the end of the Initial Term; if Tenant is in default under this lease on the last day of the Initial Term, then Landlord may in its sole discretion elect to have Tenant's exercise of this option be of no effect, in which case this lease shall expire at the end of the Initial Term.

          (f) All rights granted to Tenant pursuant to this paragraph are personal to Tenant and may not be transferred or assigned.

     59.  TENANT IMPROVEMENTS. Improvements to the Premises shall be constructed
          -------------------
and installed in accordance with the plans and specifications, and other terms and conditions set forth in Exhibit D to this lease, the contents of which are incorporated herein and made a part hereof by this reference. The improvements shall be constructed and installed at the expense of Landlord and/or Tenant as set

                                     44.

forth in Exhibit D to this lease and in each case shall be performed in a diligent and workmanlike manner.

          Landlord represents that all upgrades required to be made to the Common Areas by governmental authority as of the date of execution of this lease in order to comply with the Americans With Disabilities Act have been completed. Any ADA mandated upgrades associated with the construction of the initial Tenant Improvements in the Premises which are required by the City of San Jose to obtain a building permit for the construction of the initial Tenant Improvements in the Premises shall be included with the tenant improvement construction and the cost of such upgrades to the extent they exceed the cost of tenant improvements that would otherwise be constructed by Tenant shall be paid for by Landlord. In order to determine the specific amount which is allocable to such upgrades and to be paid by Landlord (the "Landlord ADA Cost"), which shall be added to the Allowance specified above in this paragraph 59. Landlord's representatives shall meet with Tenant's Architect and Contractor to agree on the scope of work, breakout of the subcontractor's bids, calculation and allocation of costs and related matters. Landlord will not be required to pay for cosmetic upgrades, new fixtures, or general remodel expenses beyond the existing quality or finish level. Landlord will eliminate the electric water coolers (which do not meet ADA, but are not required by code) and patch the walls ready for tenant paint or other finish.

     60.  CONSENTS.  Notwithstanding anything to the contrary contained in this
          --------
lease, in the event Landlord shall have failed to respond to Tenant's request for consent or approval within ten (10) days (or such shorter time expressly stated in this lease) of such request, Landlord shall be deemed to have denied the requested consent or approval.

     61.  CROSS DEFAULT.  In the event that Tenant leases any other space in the
          -------------
Project from Landlord, it is hereby agreed that, at Landlord's option, any default by Tenant under this lease shall constitute a default by Tenant under such other leases and any default by Tenant under such other leases shall constitute a default by Tenant under this lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.



                                     45.

Landlord:                                        Tenant:
--------                                         ------

GREYLANDS BUSINESS PARK, PHASE 2,                EBAY, INC.,
a California general partnership                 a California corporation

By:  McCandless Group (GR-2),
     a California general
     partnership, a General                      By:   Margaret C. Whitman
     Partner                                          __________________________

                                                 Name: /s/ Margaret C. Whitman
                                                      ________________________

                                                 Title:     President
     By: /s/ Birk S. McCandless
        ____________________________                   -----------------------
        Birk S. McCandless, as
        Trustee under the Birk S.                Date:  January 29, 1999
        McCandless and Mary                            ________________________
        McCandless Inter Vivos Trust
        Agreement dated February 17,             By:    Michael R. Jacobson
        1982, a General Partner                       __________________________

                                                 Name:  /s/ Michael R. Jacobson
                                                       ________________________


By:  Connecticut General Life                    Title:     Secretary
     Insurance Company, a                              -----------------------
     Connecticut Corporation,
     a General Partner                           Date:  January 29, 1999
                                                       ________________________

     By:  CIGNA Investments, Inc.,
          a Delaware corporation


          By: /s/ John G. Eisele
             _____________________
          Name:  John G. Eisele
               ___________________
          Title: Managing Director
                __________________
          Date:  February 3, 1999
               ___________________


                                     46.

                                  EXHIBIT A
                                  ---------

                                  PREMISES
                                  --------


        Exhibit A
        ---------

pg.1    -First floor plans for Greylands Business Park
         2125 Hamilton Avenue, San Jose
pg.2    -Second floor plans for Greylands Business Park
         2125 Hamilton Avenue, San Jose
pg.3    -First floor plans for Greylands Business Park
         2145 Hamilton Avenue, San Jose
pg.4    -Second floor plans for Greylands Business Park
         2145 Hamilton Avenue, San Jose

















                                     47.

                                  EXHIBIT B
                                  ---------

                                   PROJECT
                                   -------



        Exhibit B
        ---------

        Drawing showing overhead view of entire Greylands Business Park, Phase
        2.

















                                     48.

                                   EXHIBIT C
                                   ---------
                                    SIGNAGE
                                    -------


        Exhibit C
        ---------

pg.1    Drawing showing use of (E) monument sign for eBay logo + lobby direction
pg.2    Drawing showing location of new larger eBay signage - street side
pg.3 Drawing showing use of (E) monument sign to identify building (also departments or lobby direction).
pg.4    Drawing showing building + monument sign.




















                                     49.

                                   EXHIBIT D
                                   ---------
                              TENANT WORK LETTER
                              ------------------


     THIS WORK LETTER AGREEMENT (hereinafter sometimes referred to as "Tenant Work Letter", "Exhibit D" or "this Agreement") is attached to and forms a part of that certain lease ("Lease") by and between GREYLANDS BUSINESS PARK, PHASE 2, a California general partnership ("Landlord"), and EBAY, INC., a Delaware corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located at 2125 Hamilton Avenue ("Building 2125") and 2145 Hamilton Avenue ("Building 2145"), San Jose, California, which Landlord and Tenant hereby agree consists of approximately one hundred three thousand fifty-eight (103,058) square feet with each building consisting of approximately 51,529 square feet. All capitalized terms used herein shall have the meaning ascribed to them in the Lease unless otherwise defined below. The Premises shall be improved in accordance with the following terms and conditions:



                                   SECTION 1
                            [INTENTIONALLY OMITTED]


                                   SECTION 2
                              TENANT IMPROVEMENTS


     2.1  Tenant Improvement Allowance. Tenant shall be entitled to

(i) a one-time tenant improvement allowance of up to One Million Two Hundred Thirty-Six Thousand Six Hundred Ninety-Six Dollars ($1,236,696) (the "Building 2125 Allowance") to pay for a portion of the cost of tenant improvements which are permanently affixed to Building 2125 ("Building 2125 Tenant Improvements") and installed in the Premises by Tenant during the first one hundred eighty
(180) days after Landlord provides access to Building 2125 to Tenant in accordance with Section 54 of the Lease entitled "Early Access", subject to force majeure and the terms and conditions specified below, and (ii) a one-time tenant improvement allowance of up to One Million Two Hundred Thirty-Six Thousand Six Hundred Ninety-Six Dollars ($1,236,696) (the "Building 2145 Allowance") to pay for a portion of the cost of tenant improvements which are permanently affixed to Building 2145 ("Building 2145 Tenant Improvements") and installed in the Premises by Tenant during the first two hundred forty (240) days after Landlord provides Tenant with early access to Building 2145 as provided in paragraph 54 of the Lease, subject to force majeure and the terms and conditions specified below. The Building 2125 Tenant Improvements and the Building 2145 Tenant Improvements are collectively referred to as the "Tenant Improvements". The Tenant Improvement Allowances may also be used to pay for security systems, data cabling, architect and engineering fees, permit fees, but not furniture or equipment. Each building shall be considered as a separate and distinct construction project and the terms and conditions specified herein shall be applied to each as separate construction projects with separate allowances (as specified above). Tenant shall not be obligated to remove the initial tenant improvements constructed by Tenant and approved by Landlord and determined by Landlord to be standard tenant improvements consistent with the quality and nature of the Project, meeting the minimum Specifications (defined in Section 2.3 below) and providing an open office environment for no less than 65% of each floor of each building, which determination shall be made by Landlord at the time Landlord gives its approval of the Final Space Plan (defined in Section 3.2 below). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

     2.2  Disbursement of the Tenant Improvement Allowance.



          2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):



          2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $2.50 per square foot of the Premises;



          2.2.1.2 The payment of plan check, permit, permit expediter and license fees relating to construction of the Tenant Improvements;



          2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, utility usage, parking charges and trash removal costs, and contractors' fees and general conditions;



          2.2.1.4 The cost of any changes to the Construction Drawings or Tenant Improvements required by Code;



          2.2.1.5 All other reasonable costs to be reasonably expended by Landlord in connection with the construction of the Tenant Improvements.

          2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.


          2.2.2.1 Monthly Disbursements. On or before the fifth day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord and Tenant may agree), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d);
(iv) evidence of payment by Tenant of Tenant's Proportionate Share of the costs for all prior monthly disbursements and (v) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) Landlord's Proportionate Share of that portion of the Final Costs (defined in section 4.2.1 below) incurred for the work completed to date as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention, except that no retention is required for the costs and fees of the Architect, (the aggregate amount of such retentions to be known as the "Final Retention"), and
(B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other valid reason. "Landlord's Proportionate Share" means with respect to each Building Allowance, the percentage which is equal to $1,236,696 divided by the Final Costs (as defined in Section 4.2.1 below) for Building 2125 and Building 2145 respectively, as adjusted from time to time to reflect changes in the Final Costs, if any. "Tenant's Proportionate Share" is equal to the remainder obtained by subtracting Landlord's Proportionate Share from 100% (e.g., if Landlord's Proportionate Share is 75%, then Tenant's Proportionate Share is 25%). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

          2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has reasonably determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

          2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

     2.3 Standard Tenant Improvements. Landlord has established specifications (the "Specifications") for the building standard layout and components to be used in the construction of the Tenant Improvements in the Premises. The Specifications are set forth in Exhibit D-1 attached hereto. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as reasonably designated by Landlord. Any items for which specifications are not provided shall be consistent with the specifications for such items as generally existing in the Project and in accordance with law.



                                   SECTION 3
                             CONSTRUCTION DRAWINGS


     3.1 Selection of Drawings. Tenant shall retain Robinson, Mills & Williams as the architect/space planner approved by Landlord (the "Architect") to prepare the Construction Drawings. Tenant shall retain the engineering consultants approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval (not to be unreasonably withheld, conditioned or delayed), which Construction Drawings shall contain the information listed on
Schedule 1, attached hereto. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 17 of the Lease shall specifically apply to the Construction Drawings.

     3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein and shall conform to the Specifications attached hereto as Exhibit D-1. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect in Landlord's reasonable judgment. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

     3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within four (4) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

     3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord and the City of San Jose (the "Approved Working Drawings"). Tenant shall obtain Landlord's approval of the Final Working Drawings prior to the commencement of construction of the Tenant Improvements by Tenant. If Tenant commences any construction prior to obtaining City approval, such work shall be done at Tenant's sole risk and any additional costs incurred in the event the City requires changes shall be Tenant's sole cost and expense. After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the City of San Jose for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

                                   SECTION 4
                    CONSTRUCTION OF THE TENANT IMPROVEMENTS


     4.1  Tenant's Selection of Contractors.

          4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection. Landlord hereby approves Rudolph & Sletten as the Contractor.

          4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. Notwithstanding the foregoing, Tenant shall retain subcontractors designated by Landlord in connection with any structural, mechanical, electrical, plumbing or heating, air-conditioning or ventilation work to be performed in the Premises.

     4.2  Construction of Tenant Improvements by Tenant's Agents.

          4.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Landlord and Tenant shall each pay their proportionate share of the Final Costs as provided in Section 2.2.2 above. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the applicable Tenant Improvement Allowance, shall be paid by Tenant out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii), (iv) and (v) of this Tenant Work Letter, above, for Landlord's approval (not to be unreasonably withheld, conditioned or delayed), and Landlord and Tenant shall continue to pay their Proportionate Share of the Final Costs as adjusted to reflect such change prior to Tenant paying such costs.

          4.2.2  Tenant's Agents.

          4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings as may be amended in accordance with this Tenant Work Letter; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are reasonably necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

          4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in paragraph 17 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in paragraph 17 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

          4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

       4.2.2.4  Insurance Requirements.

          4.2.2.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in paragraph 11 of the Lease.

          4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to paragraph 11 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in paragraph 11 of the Lease.

          4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained following completion of the work and acceptance by Landlord and Tenant as follows: (a) for two (2) years for any work related to the roof or roof penetrations and repairs, and (b) for one (1) year as to all other work. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's

Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

          4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

          4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times provided Landlord does not unreasonably interfere in the construction of the Tenant Improvements and provided further however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building and Tenant shall have failed to correct (or to commence and diligently pursue correction of) any such defect, deviation and/or matter within a reasonable time (but not more than five [5] days) following Tenant's receipt of Landlord's written notice of Landlord's intent to take corrective action, Landlord may take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

          4.2.5 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location agreed upon by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.


                                   SECTION 5
                                 MISCELLANEOUS

     5.1 Tenant's Representative. Tenant has designated Robert Perales as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.2 Landlord's Representative. Landlord has designated Steve Sund as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely reasonably disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is reasonably approved by Landlord. Any approval required hereunder shall not be unreasonably withheld, conditioned or delayed.

     5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default as described in paragraph 19 of the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

     5.5 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall conduct their activities in and around the Premises and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises and Project, and, if necessary, Tenant shall employ union labor to achieve such harmonious relations.

     5.6 Hazardous Materials. If the construction of the Tenant Improvements or Tenant's move into the Premises will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances.

     5.7 Designation of Tenant's Property. If any portion of Tenant Improvements is paid for by Tenant as provided herein, as soon as possible after commencement of the Lease Landlord and Tenant shall designate as "Tenant's Property" Tenant Improvements having a cost approximately equal to Tenant's Proportionate Share of the Final Costs paid by Tenant; provided, however, the parties shall not designate the ceilings, walls, doors, floor coverings and window coverings as Tenant's Property. Property designated as Tenant's Property under the terms of this Section 5.7 may be removed from the Premises at any time by Tenant (subject to Tenant's obligation to repair and restore the Premises upon removal of alterations as provided in paragraph 8 of the Lease), and Tenant shall be entitled to all investment tax credit, depreciation, and other tax attributes relating to ownership of such property. In determining which Tenant Improvements will be designated as Tenant's Property, the parties shall confer in good faith and shall give preference to those Tenant Improvements which are most readily removable from the Premises and which shall have the greatest utility for Tenant outside of the Premises. At the expiration or sooner termination of the Lease, all Tenant Improvements designated as Tenant's Property under this Section 5.7 shall be surrendered to Landlord in accordance with the terms of the Lease, except as otherwise required to be removed by Landlord in accordance with paragraph 8 of the Lease.

                                  EXHIBIT D-1
                       Tenant Improvement Specifications



Floor Plans Showing:


     1.  Location and type of all partitions.

     2. Location and type of all doors. Indicate hardware and provide keying schedule.

     3. Location and type of glass partitions, windows, and doors. Indicate framing and reference full-height partitions.

     4.  Locations of telephone equipment room.

     5. Critical dimensions necessary for construction, with indication of required clearances.

     6. Location and types of all electrical items: outlets, switches, telephone outlets and lighting.

     7. Location and type of equipment that will require special electrical requirements. Provide manufacturers' specifications for use and operation, including heat output.

     8. Location, weight per square foot, and description of any heavy equipment or filing system.

     9.  Requirements for special air-conditioning or ventilation.

     10. Location and type of plumbing.

     11. Location and type of kitchen equipment.

     12. Location, type and color of floor covering, wall covering, paint and finishes.

     13. Location of generator and pad, the installation of which has already been approved by Landlord.

                                Details Showing

     1.  All millwork with verified dimensions of all equipment to be built in.

     2.  Corridor entrance.

     3. Bracing or support of special walls, glass partitions, etc., if desired. If not included with the plans, Tenant's engineer will design all support or bracing required at Tenant's expense.

                             Additional Information

     1.  Provide Landlord with Title 24 energy calculations.
                            EXHIBIT D-1 (continued)

Tenant Improvement Specifications:  (To be attached)

Attachment is a set of drawings showing the floorplans for 2125 Hamilton Avenue, San Jose.

                                  EXHIBIT E
                                  ---------

                       HAZARDOUS MATERIALS DISCLOSURE
                       ------------------------------

In addition to any Hazardous Materials used in the operation of Tenant's business as currently conducted, Tenant may use such Hazardous Materials as are typically used in connection with the installation, maintenance, repair, operation and replacement of a generator powered by diesel or other fuel.